UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2021

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

On July 28, 2021, certain indirect subsidiaries of Global Clean Energy Holdings, Inc. (the “Company”) entered into (i) Amendment No. 5 to Credit Agreement (the “Senior Amendment”) with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders (the "Senior Lenders") who agreed to provide financing under that senior secured term loan facility, and (ii) Consent No. 3 and Amendment No. 3 to Credit Agreement (the “Mezzanine Amendment”) with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders who agreed to provide funding under the mezzanine secured term loan facility (the “Mezzanine Lenders”). Under the Senior Amendment and the Mezzanine Amendment, the Senior Lenders and the Mezzanine Lenders agreed to increase the amount of funding available under the two credit agreements by $5,000,000 in the aggregate. In addition, under the two amendments, the parties agreed to change the date by which the borrowers under the two credit agreements (the Company’s BKRF OCB, LLC and BKRF HCB, LLC subsidiaries) had to establish an additional cash contingency reserve of at least $35 million from July 31, 2021 to September 15, 2021. As previously disclosed, BKRF OCB, LLC and BKRF HCB, LLC had agreed to establish an additional cash reserve of $35 million by July 31, 2021, which reserve would be used to fund the costs of the construction, installation, equipping, completion, start-up, and operation of the Company’s Bakersfield biorefinery, to the extent that such costs exceed the amounts available under the two credit agreements. Finally, as previously disclosed, the borrowers agreed to pay to each of the Senior Lenders and the Mezzanine Lenders an amendment and consent premium equal to 1.00% of the aggregate funding commitments of each such lender. Under the Senior Amendment and Mezzanine Amendment the parties agreed that, in lieu of cash, the fee will be payable by the Company issuing warrants to purchase shares of the Company’s common stock. The warrants will be issued on the earlier of September 15, 2021 or the closing of an equity raise in which the Company sells at least $10 million of its common stock. The number of shares underlying the foregoing warrants will be determined by dividing $3.8 million (the 1.00% premium) by the trailing ten (10) day volume weighted average price of the Company’s common stock on September 15, 2021, or if a $10 million equity financing occurs prior to September 15, 2021, the price at which the Company’s shares were sold in that financing. The warrants will have an exercise price of $0.01 per share and will be exercisable any time from April 1, 2022 until two years after the date on which commercial operations of the Bakersfield biorefinery commence.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2021 the Company appointed Phyllis E. Currie and Susan L. Anhalt as additional independent directors on the Company’s Board of Directors (the “Board”) to serve until the Company’s next annual meeting of stockholders. Ms. Currie will serve as Chair of the Board’s Audit Committee and as a member of the Board’s Compensation Committee. Ms. Anhalt will serve as a member of the Board’s Nominating and Governance Committee and as a member of the Board’s Audit Committee.

Ms. Currie has been the Chair of the Board of Midcontinent Independent System Operator, which operates an energy market and manages transmission assets in 15 U.S. states and one Canadian province, since January 2019, having been a member of the board since January 2016. She chaired the Audit and Finance Committee from 2016 through 2018; and remains a member of the Audit and Finance Committee, as well as the Markets, System Planning and Human Relations Committees. She is also an executive consultant for Hometown Connections, Inc., providing strategic planning, organization assessments and training for California municipal utilities. Prior to her current positions, Ms. Currie served as General Manager of the Pasadena, California Water and Power Department (PWP) from 2001 to 2015. Before joining PWP, Ms. Currie spent three decades serving the City of Los Angeles, holding positions such as Chief Financial Officer of the Los Angeles Department of Water and Power and Assistant City Administrative Officer. Ms. Currie holds of a Bachelor of Arts degree in political science and an MBA from the University of California at Los Angeles. Ms. Currie also attended the Program for Senior Executives in State and Local Governments from the Kennedy School of Government at Harvard University.

Ms. Anhalt is the founding attorney of SLAE Inc., a law firm serving technology start-up and growth companies since 2018. Prior to launching SLAE Inc., Ms. Anhalt was the Chief Legal Officer of The Search Agency, a digital marketing company, and served in that role from 2015 to 2019. Prior to The Search Agency, Ms. Anhalt was General Counsel of The TLP Group, a coalition of technology-based enterprises dedicated to the development, management and commercialization of proprietary technologies, from 2006 to 2014. During that time, Ms. Anhalt was also VP, Law of one of The TPL Group’s affiliated companies, that filed a Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code in 2013. Prior to The TLP Group, Ms. Anhalt served as SVP, Assistant General Counsel of United Online, Inc. (NASDAQ: UNTD) after beginning her career at the law firm of Latham & Watkins in Los Angeles. Ms. Anhalt holds a J.D. from the Indiana University Maurer School of Law and a B.A. in political science from Stanford University.

With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and either Ms. Currie or Ms. Anhalt that would be required to be reported.

Item 7.01	Regulation FD Disclosure.

On July 27, 2021, the Company issued a press release announcing the appointments of Ms. Anhalt and Ms. Currie. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 29, 2021, the Company issued a press release providing an update of the first half of the year. A copy of the press release is attached hereto as Exhibits 99.2 and incorporated herein by reference.

The information in this Item 7.01 and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 27, 2021
99.2	Press Release dated July 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

Date: July 29, 2021	By:	/s/ RALPH GOEHRING
Ralph Goehring, Vice President and Chief
Financial Officer